                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                            DSP GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                N/A
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                N/A
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                N/A
                ----------------------------------------------------------
           (5)  Total fee paid:
                N/A
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                N/A
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                N/A
                ----------------------------------------------------------
           (3)  Filing Party:
                N/A
                ----------------------------------------------------------
           (4)  Date Filed:
                N/A
                ----------------------------------------------------------

                                DSP GROUP, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 2001

                            ------------------------

To the Stockholders of DSP GROUP, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of DSP Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 3120 Scott Boulevard, Santa Clara, California, on Monday, May 14, 2001, at 9:00 a.m., local time, for the following purposes:

        1. ELECTION OF DIRECTORS. To elect three Class I directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified;

        2. ADOPTION OF 2001 STOCK INCENTIVE PLAN. To adopt a 2001 Stock Incentive Plan to replace the 1991 Employee and Consultant Stock Plan, which expires in 2001.

        3. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Kost, Forer & Gabbay, a member of Ernst & Young International, as the independent auditors for the Company for the year ending December 31, 2001; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

    The Board of Directors has fixed the close of business on March 31, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          /s/ Eli Ayalon

                                          Eli Ayalon
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Santa Clara, California
April 12, 2001

                                                          Mailed to Stockholders
                                                      on or about April 12, 2001

                                DSP GROUP, INC.
                              3120 SCOTT BOULEVARD
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

GENERAL INFORMATION

    This Proxy Statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Monday, May 14, 2001, at 9:00 a.m., local time, at the Company's principal executive offices located at 3120 Scott Boulevard, Santa Clara, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

    The close of business on March 31, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 26,520,541 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 13,260,271 of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and a representative of the transfer agent will act as inspector of elections to tabulate votes cast in person at the Annual Meeting. Each outstanding share of common stock on the Record Date is entitled to one vote on all matters.

    Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a "no" vote on such proposals. However, broker non-votes are not counted. Directors are elected by a plurality of the votes of the shares of common stock represented and voted at the meeting, and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy is required for the adoption of the proposed stock option plan. The affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy is required for the ratification of the appointment of auditors.

THE PROXY

    The persons named as proxyholders, Eli Ayalon and Moshe Zelnik, were selected by the Board of Directors of the Company and currently serve as executive officers of the Company.

    All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this Proxy Statement, FOR the adoption of the Company's 2001 Stock Incentive Plan, FOR the ratification of the selection of Kost, Forer & Gabbay, a member of Ernst & Young International, as the Company's independent auditors for the 2001 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

REVOCABILITY OF PROXY

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company (to the attention of Moshe Zelnik, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

STOCK SPLIT

    All stock numbers in this Proxy Statement have been restated to give effect retroactively to a stock dividend, which effected a two-for-one stock split of the Company's common stock in March 2000.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Bylaws authorize the number of directors to be not less than five nor more than nine. The number of directors on the Board is currently fixed at six. The Company's Board of Directors is divided into three classes:
Class I, Class II and Class III. Each director serves a three-year term. The Board is currently composed of three Class I directors (Messrs. Ayalon, Limon and Silver), whose terms will expire at the Annual Meeting; two Class II directors (Messrs. Shamir and Shani), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2002; and one Class III director (Mr. Tanguy), whose term will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

    At the Annual Meeting, the stockholders will elect three Class I directors. Messrs. Ayalon, Limon and Silver have been nominated to serve a three-year term until the annual meeting of stockholders to be held in 2004 or until their successors are elected or appointed and qualified or until their earlier resignation or removal. The Board has no reason to believe that Messrs. Ayalon, Limon and Silver will be unable or unwilling to serve as a nominee or as a director if elected.

CLASS I DIRECTOR NOMINEES

    ELI AYALON joined the Company in April 1996 as President, Chief Executive Officer and Director. In January 2000, Mr. Ayalon was appointed to serve as the Company's Chairman of the Board. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen Medical Ltd. ("Mennen"), a developer and manufacturer of medical instruments and apparatus, from May 1992 to April 1996. Mr. Ayalon also serves as a director of Optibase, Inc., a broadband digital video streaming solutions company.

    ZVI LIMON has served as a Director of the Company since February 1999.
Mr. Limon has served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, since October 1993. Mr. Limon also serves as a director of Eltek Ltd., a developer and manufacturer of PC boards. The Company elected and has agreed to nominate Mr. Limon to the Company's Board of Directors as a representative of Magnum Technology Ltd. ("Magnum") under certain conditions pursuant to the terms of a Stock Purchase Agreement, dated
February 11, 1999, with Magnum filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

    LOUIS SILVER has served as a director of the Company since November 1999. Mr. Silver has served as Advisor and Counsel to the Discount Bank & Trust Co., an international bank since September 1996. From April 1992 to December 1995, Mr. Silver served as Vice President, Secretary and General Counsel of Corporation NV ("Sapiens International"), a provider of enterprise-wide solutions for software applications.

REQUIRED VOTE

    The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees' total.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information with respect to the executive officers and directors of the Company:

NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
Eli Ayalon...........................     58      Chairman of the Board and Chief Executive Officer

Boaz Edan............................     42      Vice President, Products Division Manager

Paul Ross Hayden.....................     56      Vice President, Sales and President, U.S. Operations

Gideon Wertheizer....................     43      Senior Vice President

Moshe Zelnik.........................     46      Vice President, Finance, Chief Financial Officer and
                                                  Secretary

Zvi Limon(1)(2)......................     42      Director

Yair Shamir(1)(2)....................     55      Director

Shaul Shani(1)(2)....................     46      Director

Louis Silver.........................     47      Director

Patrick Tanguy.......................     40      Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    ELI AYALON joined the Company in April 1996 as President, Chief Executive Officer and Director. In January 2000, Mr. Ayalon was appointed to serve as the Company's Chairman of the Board. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen from May 1992 to April 1996. Mr. Ayalon also serves as a director of Optibase, Inc., a broadband digital video streaming solutions company.

    BOAZ EDAN joined the Company in May 1999 as Vice President, Operations and presently serves as Vice President, Products Division Manager. Mr. Edan previously served as Material Director of Tower Semiconductor Ltd., a foundry manufacturer of semiconductor integrated circuits, from January 1992 to April 1999.

    PAUL ROSS HAYDEN joined the Company in October 1998 as Vice President, U.S. Operations. Mr. Hayden was appointed Vice President, Sales in January 1999 and President, U.S. Operations in February 2000. Mr. Hayden previously served as Vice President, Sales at Information Storage Devices, which designs, develops and markets integrated circuits, from February 1997 to December 1998 and as Director of Sales at the same company from December 1993 to February 1997.

    GIDEON WERTHEIZER joined the Company in September 1990 as Project Manager of our VLSI Design Center and became Vice President of the VLSI Design Center in August 1995. In November 1997, Mr. Wertheizer was appointed Vice President, Marketing of the Company. In January 2000 Mr. Wertheizer was appointed Senior Vice President of Intellectual Property of the Company.

    MOSHE ZELNIK joined the Company in May 1999 as Vice President of Finance, Chief Financial Officer and Secretary. Mr. Zelnik previously served as Senior Vice President and Chief Financial Officer of Mennen from May 1994 to
April 1999.

    ZVI LIMON has served as a Director of the Company since February 1999.
Mr. Limon has served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, since October 1993. Mr. Limon also serves as a director of Eltek Ltd., a developer and manufacturer of PC boards. The Company elected and has agreed to nominate Mr. Limon to the Company's Board of Directors as a representative of Magnum under certain conditions pursuant to the terms of a Stock Purchase Agreement, dated February 11, 1999, with Magnum filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

    YAIR SHAMIR has served as a Director of the Company since October 1996. He has served as President and Chief Executive Officer of VCON
Telecommunications, Ltd., a developer and marketer of video conferencing systems, since February 1997. From July 1995 to February 1997, Mr. Shamir served as the Executive Vice President of The Challenge Fund--Etgar L.P., a venture capital firm. From January 1994 to July 1995, he served as Chief Executive Officer for Elite Industries, Ltd., a food products company. Mr. Shamir currently serves as a director of Mercury Interactive, a provider of performance management solutions, Orckit Communications, Limited, a developer and manufacturer of local loop communications systems and VCon
Telecommunications, Ltd., a developer and manufacturer of desktop and group videoconferencing systems. Mr. Shamir also currently serves as the Chairman of Catalyst Fund, a venture capital firm.

    SHAUL SHANI has served as a Director of the Company since February 1999. Mr. Shani has served as Managing Director of Limon Holdings, Ltd., a consulting and investment advisory firm, since 1996. He also has served as Chairman and Director of Global Village Telecom N.V., a private company engaged in providing satellite based telephony services, since 1999. From 1995 to 1996, Mr. Shani served as a director of Sapiens International. The Company elected and has agreed to nominate Mr. Shani to the Company's Board of Directors as a representative of Magnum under certain conditions pursuant to the terms of a Stock Purchase Agreement, dated February 11, 1999, with Magnum filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

    LOUIS SILVER has served as a director of the Company since November 1999. Mr. Silver has served as Advisor and Counsel to the Discount Bank & Trust Co., an international bank, since September 1996. From April 1992 to December 1995, Mr. Silver served as Vice President, Secretary and General Counsel of Sapiens International.

    PATRICK TANGUY has served as a director of the Company since November 1999. Mr. Tanguy has served as Chief Executive Officer of Technal Group, an aluminum building systems company, since October 1999. From May 1998 to September 1999, Mr. Tanguy served as a director of Hays DX France, an express transport services company. From August 1993 to April 1998, he served as the Chairman of Groupe DAFSA, a supplier of economic data and financial information on French companies.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

    There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 2000, the Board met six times. No director attended fewer than 75% of the aggregate of either (i) the total number of Board meetings held during the period for which he was a Director or (ii) the total number of committee meetings of the Board on which he served held during the period for which he was a director. The committees of the Board currently include: the Compensation Committee and the Audit Committee.

    The Compensation Committee held four meetings in 2000. The Compensation Committee consists of Messrs. Limon, Shamir and Shani. Its functions are to establish and apply the Company's compensation policies with respect to the Company's executive officers.

    The Audit Committee held four meetings in 2000. The Audit Committee currently consists of Messrs. Limon, Shamir and Shani. The Audit Committee recommends the engagement of the Company's independent auditors. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Board adopted and approved the current charter for the Audit Committee in June 2000, a copy of which is attached hereto as EXHIBIT A. The Board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company do not receive any additional compensation for their services as directors. Directors who are not employees of the Company receive an annual retainer of $20,000, payable in quarterly installments of $5,000 each. The retainer contemplates attendance at four Board meetings per year. Additional Board meetings of a face-to-face nature are compensated at the rate of $500 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at the rate of $500 per meeting. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

    Each outside director of the Company is also entitled to participate in the 1993 Director Option Plan (the "Director Option Plan"). The Director Option Plan provides for the grant of non-statutory options to non-employee Directors of the Company. The Director Option Plan is designed to work automatically; however, to the extent administration is necessary, it will be provided by the Board of Directors. The Director Option Plan provides that each eligible director is granted an option to purchase 30,000 shares of common stock under the Director Option Plan on the date on which he or she first becomes a Director of the Company. In addition, on the same date, each new director is granted an option to purchase 20,000 shares of common stock under the 1991 Employee and Consultant Stock Plan (the "1991 Stock Plan"). Thereafter, each outside director is granted an option to purchase 10,000 additional shares of common stock (a "Subsequent Option") on January 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. In addition, an option to purchase 10,000 shares of common stock (a "Committee Option") is granted on January 1 of each year to each outside director for each committee of the Board on which he or she shall have served as a chairperson for at least six months.

    On January 3, 2000, each of Messrs. Limon, Shamir and Shani was granted a Subsequent Option to purchase up to 10,000 shares of the Company's common stock, at an exercise price of $48.3125 per share, under the Director Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

    The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements, except for the following: Rafi Fried was late in filing a Form 4 in March, 2000, and Messrs. Ayalon, Edan and Zelnik each filed Form 4's two days late on September 12, 2000.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's common stock as of March 31, 2001, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's common stock; (ii) each of the Company's directors;
(iii) the Chief Executive Officer, each of the four other most highly compensated executive officers of the Company and one former executive officer, whose total salary and bonus exceeded $100,000 during the year ended
December 31, 2000 (collectively, the "Named Executive Officers") determined for the fiscal year ended December 31, 2000; and (iv) all directors and executive officers of the Company as a group:

                                                                 SHARES            APPROXIMATE PERCENT
NAME OF BENEFICIAL OWNER(1)                               BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED(3)
---------------------------                               ---------------------   ---------------------
Magnum Technology, Ltd.
  c/o Rothschild Corporate Fiduciary Services, Ltd.
  P.O. Box 472
  St. Peter's House, Le Bordage
  St. Peter Port, Guernsey
  Channel Islands GY1 6AX(4)............................        2,935,000                 11.07%

Capital International, Inc.
  333 South Hope Street
  Los Angeles, CA 90071.................................        2,449,100                  9.23%

Capital Research and Management Co.
  333 South Hope Street
  Los Angeles, CA 90071.................................        1,661,000                  6.26%

Eli Ayalon(5)...........................................          292,453                  1.09%

Boaz Edan(6)............................................           37,675                     *

Rafi Fried(7)...........................................           15,000                     *

Paul Ross Hayden(8).....................................           47,761                     *

Gideon Wertheizer(9)....................................           54,486                     *

Moshe Zelnik(10)........................................           27,848                     *

Zvi Limon(11)...........................................           13,334                     *

Yair Shamir(12).........................................           23,599                     *

Shaul Shani(13).........................................           13,334                     *

Louis Silver(14)........................................           20,000                     *

Patrick Tanguy(15)......................................           10,000                     *

All directors and executive officers as a group (10
  persons)(16)..........................................          555,490                  2.05%

------------------------

*   Less than 1%

 (1) Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054.

 (2) To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (3) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of the Company's common stock, subject to options currently exercisable or that will become exercisable on or before May 30, 2001, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 26,520,541 shares of the Company's common stock outstanding as of March 31, 2001.

 (4) Magnum filed Amendment No. 5 to a Schedule 13D, dated October 31, 2000, with the Securities and Exchange Commission on behalf of itself. Magnum reported beneficial ownership of 2,935,000 shares.

 (5) Includes 290,000 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (6) Includes 36,875 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (7) Includes 15,000 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (8) Includes 46,500 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (9) Includes 54,486 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (10) Includes 27,500 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (11) Includes 13,334 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (12) Includes 19,999 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (13) Includes 13,334 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (14) Includes 2,000 shares of the Company's common stock held by the Theodore
      J. Silver Trust of which Mr. Silver disclaims beneficial ownership, 8,000 shares of the Company's common stock held by the Adrienne Silver Trust of which Mr. Silver disclaims beneficial ownership and 10,000 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (15) Includes 10,000 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

 (16) See footnotes (5) through (15). Includes 537,028 shares of the Company's common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation earned by the Company's Chief Executive Officer and the Named Executive Officers of the Company for the years ended December 31, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                     ANNUAL COMPENSATION          AWARDS
                                                     --------------------   ------------------
                                                                                SECURITIES
NAME AND PRINCIPAL POSITION                 YEAR     SALARY(1)   BONUS(2)   UNDERLYING OPTIONS
---------------------------               --------   ---------   --------   ------------------
Eli Ayalon                                  2000     $319,282    $350,000         150,000
  Chairman of the Board and                 1999      341,298     300,000         750,000
  Chief Executive Officer                   1998      294,952     240,000         300,000

Boaz Edan                                   2000      163,902      70,000          95,000
  Vice President, Products                  1999       91,232(3)   45,000         110,000
  Division Manager                          1998           --          --              --

Rafi Fried                                  2000      172,467      30,000          17,000
  Vice President, RF(4)                     1999      146,638      40,000          20,000
                                            1998      182,677      40,000         180,000

Paul Ross Hayden(5)                         2000      211,903(6)       --          42,000
  Vice President, Sales and                 1999      165,294          --          85,000
  President, U.S. Operations                1998           --          --              --

Gideon Wertheizer                           2000      191,482      80,000         100,000
  Senior Vice President                     1999      176,744      65,000         100,000
                                            1998      172,122      50,000          40,000

Moshe Zelnik                                2000      141,572      50,000          70,000
  Vice President, Finance                   1999       93,473(3)   40,000         100,000
  Chief Financial Officer and Secretary     1998           --          --              --

------------------------

(1) The salaries of officers located in Israel include social benefit payments and car allowances.

(2) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the Company's Compensation Committee. Bonuses are awarded by the Compensation Committee based upon individual, as well as corporate, performance. The Company pays bonuses in the year following that in which the bonuses were earned.

(3) Represents partial year salary from May 1, 1999 to December 31, 1999.

(4) Mr. Fried became Vice President, RF in July 2000, a non-executive officer position.

(5) Mr. Hayden ceased to be employed with the Company as of March 2001.

(6) Includes $82,023 of commissions earned by Mr. Hayden in 2000.

OPTION GRANTS

    The following table sets forth certain information with respect to stock options granted during 2000 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company's common stock.

                             OPTION GRANTS IN 2000
                               INDIVIDUAL GRANTS

                                                                                 POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF    % OF TOTAL                              ASSUMED ANNUAL RATES OF
                               SECURITIES    OPTIONS                             STOCK PRICE APPRECIATION FOR
                               UNDERLYING   GRANTED TO                                    OPTION TERM
                                OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION   -----------------------------
NAME                            GRANTED      IN 2000      PRICE        DATE           5%              10%
----                           ----------   ----------   --------   ----------   -------------   -------------
Eli Ayalon...................  150,000(1)(2)    6.73%    $22.000     10/26/07     $2,451,523      $4,665,381

Boaz Edan....................   60,000(1)(4)    2.69%     22.000     10/26/07        980,609       1,866,152
                                35,000(1)(4)    1.57%     44.500      4/17/07        818,741       1,733,396

Rafi Fried...................    5,000(3)(4)    0.22%     40.375      5/23/07         71,190         176,298
                                10,000(3)(4)    0.45%     22.000     10/26/07        163,435         311,025
                                 2,000(3)(4)    0.09%     21.375     12/20/07         12,479          33,737

Paul Ross Hayden.............   10,000(1)(4)    0.45%     40.375      5/23/07        142,381         352,596
                                12,000(1)(4)    0.54%     22.000     10/26/07        196,122         373,230
                                20,000(1)(4)    0.90%     44.500      4/17/07        467,852         990,512

Gideon Wertheizer............   60,000(1)(4)    2.69%     22.000     10/26/07        980,609       1,866,152
                                40,000(1)(4)    1.79%     44.500      4/17/07        935,704       1,981,024

Moshe Zelnik.................   40,000(1)(4)    1.79%     22.000     10/26/07        653,739       1,244,102
                                30,000(1)(4)    1.35%     44.500      4/17/07        701,778       1,485,768

------------------------

(1) These options were granted under the Company's 1991 Employee and Consultant Stock Option Plan.

(2) These options vest 25% on the date of the grant and 25% each year thereafter.

(3) These options were granted under the Company's 1998 Non-Officer Employee Stock Option Plan.

(4) These options vest 25% one year from the date of the grant and 6.25% each quarter thereafter.

OPTION EXERCISES AND OPTION VALUES

    The following table sets forth information concerning option exercises during 2000 and the aggregate value of unexercised options at December 31, 2000 held by each of the Named Executive Officers.

                      AGGREGATED OPTION EXERCISES IN 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               AGGREGATE OPTION                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               EXERCISES IN 2000            DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                           -------------------------   ---------------------------   ---------------------------
                             SHARES
                           ACQUIRED ON      VALUE
NAME                        EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   -------------
Eli Ayalon...............    272,500     $9,820,569      177,500        562,500        $510,861      $3,543,743

Boaz Edan................     21,875      1,073,202       14,375        168,750          63,487         563,224

Rafi Fried...............     25,625      1,012,586       13,126         77,625         109,138         600,352

Paul Ross Hayden.........      6,000        216,750       28,375         92,625         350,522         560,480

Gideon Wertheizer........     34,089      1,495,076       23,237        190,624         151,612         701,816

Moshe Zelnik.............     25,000      1,220,625       10,000        135,000          60,860         608,595

------------------------

(1) Calculated on the basis of the closing price of the Company's common stock as reported on the Nasdaq National Market on December 31, 2000 of $21.05 per share, minus the exercise price.

(2) Calculated on the basis of the broker's reported sale price of the Company's common stock subject to the option, minus the exercise price.

EMPLOYMENT AGREEMENTS

    The following Named Executive Officers have written employment agreements with the Company: Messrs. Ayalon, Edan and Zelnik.

    In April 1996, Mr. Ayalon entered into an employment agreement with DSP Semiconductors, Ltd., the Company's wholly owned subsidiary in Israel ("DSP Semiconductors"), pursuant to which Mr. Ayalon was to serve as the President and Chief Executive Officer of the Company. The term of the agreement is indefinite. The agreement originally provided for a fixed monthly salary of NIS 47,000 (approximately U.S. $11,217), which has been adjusted from time to time by the Board of Directors and currently provides for an annual base salary of U.S. $245,000. Mr. Ayalon is also entitled to an annual bonus, the amount of which is determined at the sole discretion of the Board of Directors. The agreement may be terminated by the Company or Mr. Ayalon, without cause (as defined in the agreement), upon six months advance written notice. Mr. Ayalon's employment agreement was amended in November 1997 to provide for the following:
(i) Mr. Ayalon's base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement;
(ii) if Mr. Ayalon terminates the agreement without good reason or if the Company terminates the agreement for cause, then no further payments shall be made to Mr. Ayalon pursuant to the agreement and he shall be subject to a one-year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets; (iii) upon a change of control of the Company or if the agreement is terminated by Mr. Ayalon for good reason or by the Company without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon would accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement; and (iv) in the event of death or permanent disability of Mr. Ayalon, all options shall accelerate and immediately vest. The Board of Directors further amended
Mr. Ayalon's agreement in April 2000 to provide that if the Company terminates Mr. Ayalon without cause prior to January 24, 2001 or if Mr. Ayalon terminates the agreement voluntarily at any time, then all options held by Mr. Ayalon shall be fully vested on the date of the notice of termination and be exercisable in whole or in part at any time from vesting of the options for a period of two years from the notice of termination. Additionally, the Board approved that commencing January 24, 2001, all options held by Mr. Ayalon will accelerate and immediately vest after six months following the notice date of termination and be exercisable in whole or in part at any time from vesting of the options for a period of two years following their vesting.

    In May 1999, Mr. Edan entered into an employment agreement with DSP
Group, Ltd., a wholly owned subsidiary of the Company, pursuant to which Mr. Edan is to serve as Vice President Operations of the Company. The term of the agreement is indefinite. The agreement currently provides for a fixed monthly salary of NIS 45,000 (approximately U.S. $10,740), subject to adjustment from time to time. Mr. Edan also is entitled to an annual bonus, the amount of which is determined at the sole discretion of the Company. The agreement may be terminated by either the Company or Mr. Edan by prior written notice to the other party of ninety (90) days. However, the Company has the right to terminate Mr. Edan's employment without prior notice. In such a case, Mr. Edan shall be paid the amount due him under the prior notice period at the rate of his then current salary for such period.

    In May 1999, Mr. Zelnik entered into an employment agreement with DSP
Group, Ltd., a wholly owned subsidiary of the Company, pursuant to which Mr. Zelnik is to serve as Vice President, Finance and Chief Financial Officer of the Company. The term of the agreement is indefinite. The agreement currently provides for a fixed monthly salary of NIS 41,000 (approximately U.S. $9,785), subject to adjustment from time to time. Mr. Zelnik also is entitled to an annual bonus, the amount of which is determined at the sole discretion of the Company. The agreement may be terminated by either the Company or Mr. Zelnik by prior written notice to the other party of ninety (90) days. However, the Company has the right to terminate Mr. Zelnik's employment without prior notice. In such a case, Mr. Zelnik shall be paid the amount due him under the prior notice period at the rate of his then current salary for such period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company during 2000 consisted of Messrs. Limon, Shamir and Shani; Mr. Shamir served as its Chairman. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE STOCK PERFORMANCE GRAPH THAT FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Compensation Committee of the Company's Board of Directors, which is comprised solely of independent, non-employee Board members, has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, administer the Company's incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and review and make recommendations to the Board with respect to the Company's executive compensation. Messrs. Limon, Shamir and Shani are the current members of the Compensation Committee.

    COMPENSATION POLICY. The Company's compensation policy, as established by the Compensation Committee, states that the executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The Company has designed its executive compensation program to attract and retain executive officers who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and stockholder interests through the grant of stock options under the 1991 Employee and Consultant Stock Plan (the "1991 Stock Plan").

    Compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

    SALARY. The base salaries of the Company's executive officers are reviewed annually and are set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, the Company's performance and the performance of the individual executive officer.

    BONUS. For the fiscal year ended December 31, 2000, the Compensation Committee evaluated the performance of, and set the bonuses payable to, the Chief Executive Officer and the other executive officers of the Company. The performance factors utilized by the Compensation Committee in determining whether bonuses should be awarded to the Company's executive officers included the following: (1) increased sales of the Company's products and increased profitability of the Company during fiscal 2000; (2) the officer's overall individual performance in his position and his relative contribution to the Company's performance during the year; and (3) the desire of the Board of Directors to retain the executive officer in the face of considerable competition for executive talent within the industry. The Board of Directors or the Compensation Committee in the future may modify the foregoing criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year.

    LONG-TERM INCENTIVE COMPENSATION. The Company believes that stock option grants (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executive officers a significant, long-term interest in the Company's success, and (3) help retain key executive officers in a competitive market for executive talent.

    The 1991 Stock Plan authorizes the Board, or a committee thereof, to grant stock options to employees and consultants of the Company, including the executive officers. Stock option grants are made from time to time to executive officers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Options are not necessarily granted to each executive officer during each year. Generally, options granted to executive officers vest as to 25% of the grant on the first anniversary of the date of grant with the remaining options vesting quarterly over the next three years and expire seven years from the date of grant. Details on stock options granted to certain executive officers in 2000 are provided in the table entitled "Option Grants in 2000."

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board of Directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Mr. Ayalon, the Company's Chairman of the Board and Chief Executive Officer: the increase in the net income of the Company from the prior year, the Company's stock price and the time and effort that Mr. Ayalon individually applied in connection with the execution of his duties. The Compensation Committee believes that the salary, bonus and long-term incentive compensation paid to Mr. Ayalon for the fiscal year ended December 31, 2000 were appropriate based on the above criteria.

    COMPENSATION POLICY REGARDING DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers in 1998 did not exceed the $1 million limit per officer. The 1991 Stock Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by
Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1991 Stock Plan.

Submitted by the Compensation Committee:

       Zvi Limon
       Yair Shamir
       Shaul Shani

STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Standard & Poor's 500 Index and Standard & Poor's Technology Sector Index. The period shown commences on December 31, 1995 and ends on December 31, 2000, the end of the Company's last fiscal year. The graph assumes an investment of $100 on December 31, 1995, and the reinvestment of any dividends.

    The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG DSP GROUP, INC., THE S&P 500 INDEX
                      AND THE S&P TECHNOLOGY SECTOR INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       DSP GROUP, INC.  S & P 500  S & P TECHNOLOGY SECTOR
12/95          $100.00    $100.00                  $100.00
12/96           $73.91    $122.96                  $141.87
12/97          $173.91    $163.98                  $178.89
12/98          $181.52    $210.84                  $309.44
12/99          $808.70    $255.22                  $541.93
12/00          $366.03    $231.98                  $325.43

------------------------

*   $100 INVESTED ON 12/31/95 IN STOCK OR INDEX--
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING DECEMBER 31

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OTHER TRANSACTIONS

    The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

    All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested, non-employee directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                  PROPOSAL 2:
           APPROVAL OF THE ADOPTION OF THE 2001 STOCK INCENTIVE PLAN

    The Company's stockholders are asked to vote on the proposed adoption of the Company's 2001 Stock Incentive Plan (the "Plan"). The Plan provides for the issuance of stock options initially covering up to 1,000,000 shares of common stock of the Company. The Board has concluded that the proposed adoption is in the best interests of the Company and its stockholders. The adoption of the Plan will enable the Company to grant options and other awards as needed to retain talented employees and to attract talented new employees. The Board of Directors believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company. The Plan is intended to enhance the Company's ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers. The stock options and other awards granted under this Plan increase stockholder value by further aligning the interests of these individuals with the interests of the Company's stockholders, by providing our employees an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.

    A general description of the principal terms of the Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the Plan. A copy of the Plan is attached hereto as EXHIBIT A and is also available to any stockholder upon request.

GENERAL DESCRIPTION.

    The Plan was approved by the Board of Directors in March 2001. The purposes of the Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

    Initially, 1,000,000 shares of common stock are reserved for issuance under the Plan. The number of shares initially reserved will be increased by the remaining number of shares reserved under our 1991 Employee and Consultant Stock Plan and available for grant on the date the Plan is approved by the stockholders, as well as any shares subject to awards under the 1991 Employee and Consultant Stock Plan that are forfeited, expire or are cancelled following the adoption of the Plan.

TERMS.

    The Plan permits the grant of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code (the "Code") only to employees of the Company or any parent or subsidiary corporation of the Company. Non-qualified stock options and other awards may be granted to employees, directors and consultants. The Plan authorizes the administrator to select the employees, directors and consultants of the Company to whom incentive stock options, non-qualified stock options and other awards may be granted and to determine the terms and conditions of any award; however, the term of an award may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The maximum number of shares with respect to which options may be granted to any participant in any fiscal year of the Company shall be 750,000 shares. However, in connection with his or her commencement of services with the Company, a participant may be granted options for up to an additional 750,000 shares which shall not count against the limit set forth in the previous sentence. In addition, under the Plan, awards may be granted to employees, directors or consultants who are residing in foreign jurisdictions, as the administrator of the Plan may determine from time to time.

    The Plan authorizes the administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the common stock on the date the option is granted. The exercise price of non-qualified stock options shall not be less than 85% of the fair market value. The exercise price of awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with such documentation as the administrator and the broker, if applicable, shall require to effect an exercise of an award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of common stock. The aggregate fair market value of the common stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

    The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the Plan. If a third party acquires the Company through the purchase of all or substantially all of its assets, a merger or other business combination, where the acquiror assumes or replaces awards granted under the Plan, none of these awards will be subject to accelerated vesting. However, where the acquiror does not assume or replace awards granted under the Plan, all of these awards become fully vested upon the consummation of the corporate transaction or change of control. Effective upon the consummation of the corporate transaction or change of control, all outstanding awards under the Plan will terminate unless assumed or replaced by the acquiror.

    During their lifetime, those who hold the incentive stock options granted under this plan cannot transfer these options. The options may be distributed by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise the incentive stock options except the person to whom the options were first issued while that person is alive. Stock or options other than incentive stock options which are issued under the Plan can be transferred to the extent agreed upon at the time of the award.

    In the event a participant in the Plan terminates employment, or is terminated for any reason, other than cause, death or disability, any options which have become exercisable prior to the time of termination shall remain exercisable for three months from the date of termination. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination shall remain exercisable for twelve months from the date of termination. If a participant is terminated for cause, any options which have become exercisable shall terminate and cease to be exercisable on the date of termination.

    Under the Plan, the administrator may establish one or more programs under the Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of grantees.

    ADMINISTRATION. The Plan is administered, with respect to grants to directors, officers, consultant, and other employees, by the administrator of the Plan, which is the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to awards subject to Section 162(m) of the Code, the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such awards.

    AMENDMENT AND TERMINATION. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the Plan in such a manner and to such a degree as required. The Plan will terminate in March, 2011 unless it is terminated by the Board of Directors prior to that date.

CERTAIN FEDERAL TAX CONSEQUENCES.

    The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

    The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

    If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

    The "spread" under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

    Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

    Recipients of stock appreciation rights generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a stock appreciation right.

    The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount. Participating individuals will recognize gain upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of
(1) the amount realized on such disposition over (2) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the stock was held for more than one year.

    THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE GRANTEE AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

PLAN BENEFITS.

    As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options subject to stockholder approval of the proposed Plan. The benefits to be received pursuant to the Plan by the Company's executive officers, directors and employees are not determinable at this time.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented at the Annual Meeting is required to approve the adoption of the Plan. Abstentions will have the same effect as a "no" vote on this proposal.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED ADOPTION
                       OF THE 2001 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Kost, Forer & Gabbay, a member of Ernst & Young International, has been appointed by the Board to be the Company's independent auditors for the Company's fiscal year ending December 31, 2001. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, management will review its future selection of independent auditors.

    A representative of Ernst & Young International is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

REQUIRED VOTE

    The ratification of the appointment of Kost, Forer & Gabbay requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a "no" vote on this proposal and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT
                            OF KOST, FORER & GABBAY.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THE FOLLOWING REPORT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

    The Audit Committee hereby reports as follows:

    1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

    2. The Audit Committee has discussed with Kost, Forer & Gabbay, a member of Ernst & Young International, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

    3. The Audit Committee has received the written disclosures and the letter from Kost, Forer & Gabbay required by Independence Standards Board Standard
No. 1 (Independence Discussions with Audit Committees), and has discussed with Kost, Forer & Gabbay their independence from the Company.

    4.  Based on the reviews and discussions referred to in paragraphs
(1) through (3) above, the Audit Committee recommended to the Board of Directors of DSP Group, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

       Zvi Limon
       Yair Shamir
       Shaul Shani

Audit Fees

    Kost, Forer & Gabbay performed services for DSP Group in 2000 related to financial statement audit work, quarterly reviews, Forms S-8 reviews, Forms S-3 reviews, tax services, special projects and other ongoing consulting projects. Fees paid to the independent auditors were as follows: Audit Fees: $174,000.00 for the audit of consolidated financial statements for the fiscal year ended December 31, 2000 and the review of financial statements included in the Company's quarterly filings on form 10-Q; and Other Fees: $120,000.00 for all other services, including tax services.

                             STOCKHOLDER PROPOSALS

    REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE BROUGHT BEFORE AN ANNUAL MEETING. To be considered for presentation to the Annual Meeting of the Company's stockholders to be held in 2002, a stockholder proposal must be received by Moshe Zelnik, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than December 19, 2001.

    REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE COMPANY'S PROXY MATERIALS. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 19, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Eli Ayalon

                                          Eli Ayalon
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

April 12, 2001
Santa Clara, California

                                   EXHIBIT A
                                DSP GROUP, INC.
                           2001 STOCK INCENTIVE PLAN

    1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

        (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

        (c) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

        (d) "ASSUMED" means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii) or a Related Entity Disposition, the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or Related Entity Disposition or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is affirmed by the Company. The Award shall not be deemed "Assumed" for purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) if pursuant to a Corporate Transaction or a Related Entity Disposition the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity of its Parent. However, for purposes of determining whether the vesting of the Award accelerates, the Award shall be deemed "Assumed" if the Award is replaced with such a comparable stock award or the Award is replaced with a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction or Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

        (e) "AWARD" means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

        (f) "AWARD AGREEMENT" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

        (g) "BOARD" means the Board of Directors of the Company.

        (h) "CAUSE" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's:
    (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a

    Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

        (i) "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

           (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

           (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

        (j) "CODE" means the Internal Revenue Code of 1986, as amended.

        (k) "COMMITTEE" means any committee appointed by the Board to administer the Plan.

        (l) "COMMON STOCK" means the common stock of the Company.

        (m) "COMPANY" means DSP Group, Inc., a Delaware corporation.

        (n) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

        (o) "CONTINUING DIRECTORS" means members of the Board who either
    (i) have been Board members continuously for a period of at least thirty-six
    (36) months or (ii) have been Board members for less than thirty-six
    (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

        (p) "CONTINUOUS SERVICE" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence,
    (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety
    (90) day period.

        (q) "CORPORATE TRANSACTION" means any of the following transactions:

           (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

          (iii) approval by the Company's shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

           (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

           (v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
       Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control).

        (r) "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

        (s) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

        (t) "DISABILITY" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

        (u) "EMPLOYEE" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

        (v) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (w) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

           (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

        (x) "GRANTEE" means an Employee, Director or Consultant who receives an Award under the Plan.

        (y) "IMMEDIATE FAMILY" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

        (z) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (aa) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (bb) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (cc) "OPTION" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

        (dd) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (ee) "PERFORMANCE-BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

        (ff) "PLAN" means this 2001 Stock Incentive Plan.

        (gg) "RELATED ENTITY" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

        (hh) "RELATED ENTITY DISPOSITION" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

        (ii) "RESTRICTED STOCK" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

        (jj) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

        (kk) "SHARE" means a share of the Common Stock.

        (ll) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  STOCK SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 1,000,000 Shares, increased by (i) any Shares available for future Awards under the Company's 1991 Employee and Consultant Stock Plan as of May 15, 2001 and (ii) any Shares that are represented by Awards under the Company's 1991 Employee and Consultant Stock Plan that are forfeited, expire or are cancelled without delivery of the Shares or which result in forfeiture of the Shares back to the Company on or after May 15, 2001. Notwithstanding the foregoing, subject to the provisions of
Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 1,000,000 Shares and the maximum aggregate number of Shares which may be issued pursuant to all Awards of Restricted Stock is 1,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

    (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

    (a) PLAN ADMINISTRATOR.

        (i) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
    (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from
    Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

        (ii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
    (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

       (iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

        (iv) ADMINISTRATION ERRORS. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

    (b) POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

        (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

        (ii) to determine whether and to what extent Awards are granted hereunder;

       (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

        (iv) to approve forms of Award Agreements for use under the Plan;

        (v) to determine the terms and conditions of any Award granted hereunder;

        (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

       (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

      (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

        (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

    5. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

    6.  TERMS AND CONDITIONS OF AWARDS.

    (a) TYPE OF AWARDS. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options or sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

    (b) DESIGNATION OF AWARD. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

    (c) CONDITIONS OF AWARD. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

    (d) ACQUISITIONS AND OTHER TRANSACTIONS. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

    (e) DEFERRAL OF AWARD PAYMENT. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

    (f) SEPARATE PROGRAMS. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

    (g) INDIVIDUAL OPTION LIMIT. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be seven hundred and fifty thousand (750,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional seven hundred and fifty thousand (750,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

    (h) EARLY EXERCISE. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

    (i) TERM OF AWARD. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

    (j) TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and or pursuant to a domestic relations order to members of the Grantee's Immediate Family to the extent and in the manner determined by the Administrator.

    (k) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

    7.  AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES.

    (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

        (i) In the case of an Incentive Stock Option:

           (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

           (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

       (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        (iv) In the case of other Awards, such price as is determined by the Administrator.

        (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

    (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the

Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

        (i) cash;

        (ii) check;

       (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

        (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

        (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and
    (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

        (vi) any combination of the foregoing methods of payment.

    (c) TAXES. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

    8.  EXERCISE OF AWARD.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

        (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

        (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

    (b) EXERCISE OF AWARD FOLLOWING TERMINATION OF CONTINUOUS SERVICE.

        (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

        (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

       (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

    9.  CONDITIONS UPON ISSUANCE OF SHARES.

    (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

    11.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL/RELATED ENTITY DISPOSITIONS.

    (a) TERMINATION OF AWARD TO EXTENT NOT ASSUMED.

        (i) CORPORATE TRANSACTION. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

        (ii) RELATED ENTITY DISPOSITION. Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, there shall be a deemed termination of Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate as to the portion of any such award that is Assumed.

    (b) ACCELERATION OF AWARD UPON CORPORATE TRANSACTION/CHANGE IN CONTROL/RELATED ENTITY DISPOSITION.

        (i) CORPORATE TRANSACTION. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is not Assumed, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

        (ii) CHANGE IN CONTROL. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award.

       (iii) RELATED ENTITY DISPOSITION. Except as provided otherwise in an individual Award Agreement, effective upon the consummation of a Related Entity Disposition, for the portion of each Award of a Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition that is not Assumed, such portion of the Award of such Grantee automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Related Entity Disposition.

    (c) EFFECT OF ACCELERATION ON INCENTIVE STOCK OPTIONS. The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

    12. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

    13.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

    (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

    (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

    (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

    14.  RESERVATION OF SHARES.

    (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without Cause, and with or without notice. The Company's ability to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan.

    16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    17. STOCKHOLDER APPROVAL. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                                   EXHIBIT B
                                DSP GROUP, INC.
                         CHARTER OF THE AUDIT COMMITTEE

PURPOSE:

    The Audit Committee will make such examinations as are necessary to monitor DSP Group, Inc. and its subsidiaries' (the "COMPANY") systems of internal control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three
(3) members of the Board of Directors:

      1. Each of whom will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements;

      2. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

      3. Each of whom will (i) be an independent director; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its stockholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination in the Company's next annual proxy statement, then the Company may appoint one
         (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

      1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

      2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

      3. Reviewing the independent auditors' proposed audit scope, approach, and independence;

      4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

      5. Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee;

      6. Recommending the appointment of independent auditors to the Board of Directors;

      7. Reviewing fee arrangements with the independent auditors;

      8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

      9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

     11. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     15. Reviewing related party transactions for potential conflicts of interest;

     16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

     17. Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

    The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF DSP GROUP, INC.
                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 2001


         The undersigned stockholder of DSP GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2001, and the 2000 Annual Report to Stockholders and hereby appoints Eli Ayalon and Moshe Zelnik or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of DSP GROUP, INC. to be held on May 14, 2001 at 9:00 a.m., local time, at DSP GROUP, INC.'s principal executive offices located at 3120 Scott Boulevard, Santa Clara, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 2001 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF KOST, FORER & GABBAY AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


         1.     ELECTION OF DIRECTORS:


 ____ FOR the nominees listed below      ____ WITHHOLD AUTHORITY to vote for the
      (except as indicated)                   nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE'S NAME LISTED BELOW.

         ELI AYALON
         ZVI LIMON
         LOUIS SILVER

         2.     PROPOSAL TO ADOPT THE 2001 STOCK INCENTIVE PLAN:


               _____    FOR          _____     AGAINST          _____    ABSTAIN


         3. PROPOSAL TO RATIFY THE APPOINTMENT OF KOST, FORER & GABBAY AS THE INDEPENDENT AUDITORS OF DSP GROUP, INC. FOR FISCAL 2001:


               _____    FOR          _____     AGAINST          _____    ABSTAIN




                                     DATED:  _____________________________, 2001



                                     ___________________________________________
                                                     (Signature)


                                     ___________________________________________
                                                     (Signature)


                                     This Proxy should be marked, dated and
                                     signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.